Exhibit 99.3

First NLC Securitization Trust 2005-4

Issuer

First NLC Securitization, Inc.

Depositor

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates with a file number of 333-127919. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (703) 469-1225.

COMPUTATIONAL MATERIALS

This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ appropriateness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.

If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.

First NLC 2005-4 - Class M-11 (BBB+ / Ba2)

	No Loss Scenario
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR	60% CPR	70% CPR
Forward LIBOR
Price	53.1451	61.4519	69.4374	75.7889	84.5388	87.3396	90.2404
Yield	15.004	14.927	14.860	14.815	14.763	14.750	14.737
WAL	18.93	10.01	6.43	4.51	2.54	2.00	1.49
Duration	6.86	5.87	4.58	3.53	2.16	1.75	1.33
Window	227 - 227	120 - 120	77 - 77	54 - 54	26 - 40	21 - 31	15 - 23

Forward LIBOR + 100bps
Price	55.5762	62.7392	70.2384	76.2574	84.7186	87.4557	90.3070
Yield	16.041	15.970	15.900	15.850	15.782	15.759	15.729
WAL	19.01	10.09	6.43	4.51	2.54	2.00	1.49
Duration	6.35	5.57	4.40	3.44	2.12	1.72	1.31
Window	228 - 228	121 - 121	77 - 77	54 - 54	26 - 40	21 - 31	15 - 23

Forward LIBOR + 200bps
Price	57.7766	64.0879	71.0083	76.7125	84.8952	87.5703	90.3730
Yield	17.081	17.014	16.942	16.888	16.803	16.770	16.723
WAL	19.18	10.09	6.43	4.51	2.54	2.00	1.49
Duration	5.91	5.28	4.24	3.34	2.09	1.70	1.30
Window	230 - 230	121 - 121	77 - 77	54 - 54	26 - 40	21 - 31	15 - 23

	6% CDR Loss Scenario
	10% CPR	20% CPR	30% CPR	40% CPR	50% CPR	60% CPR	70% CPR
Forward LIBOR
Price	56.9355	64.9914	71.6992	76.9949	81.2873	84.5397	87.6362
Yield	14.977	14.892	14.845	14.805	14.775	14.760	14.749
WAL	13.43	8.18	5.68	4.18	3.18	2.51	1.93
Duration	6.51	5.31	4.20	3.33	2.65	2.16	1.70
Window	161 - 161	98 - 98	68 - 68	50 - 50	38 - 38	30 - 30	23 - 23

Forward LIBOR + 100bps
Price	58.7579	65.9936	72.2171	76.7248	80.8645	84.0273	87.0575
Yield	16.015	15.934	15.884	15.839	15.802	15.779	15.756
WAL	13.43	8.18	5.68	4.18	3.18	2.51	1.93
Duration	6.11	5.09	4.09	3.26	2.61	2.13	1.67
Window	161 - 161	98 - 98	68 - 68	50 - 50	38 - 38	30 - 30	23 - 23

Forward LIBOR + 200bps
Price	60.3269	66.9213	72.7767	77.6718	81.7792	84.9288	87.9073
Yield	17.058	16.978	16.925	16.876	16.832	16.800	16.766
WAL	13.51	8.18	5.68	4.18	3.18	2.51	1.93
Duration	5.78	4.89	3.97	3.20	2.56	2.09	1.65
Window	162 - 162	98 - 98	68 - 68	50 - 50	38 - 38	30 - 30	23 - 23

Assumptions:

Run to call
40% severity
12 month lag
Defaults are in addition to prepays
100% P&I advance
Prepay curve - pricing speed